EXHIBIT 99.1

FOR IMMEDIATE RELEASE

News Release

Contact information:
Paul Carousso
Tel: 914.595.8218

Arcade Marketing to Consolidate Manufacturing Operations

NEW YORK, NEW YORK, October 8, 2008 – Arcade Marketing today announced the decision to consolidate certain of its print production operations. As a result of the decision, the company will cease producing certain of its products at its operations in Chattanooga, Tennessee and consolidate the print production into its affiliated Dixon, Illinois facility later this year. Arcade remains committed to the Chattanooga community, and customer service, technical and certain administrative functions as well as Arcade’s label product production will remain in Chattanooga.

About Arcade Marketing

Arcade Marketing, is a pre-eminent global developer and producer of multi-sensory and interactive sampling systems for the fine fragrance, cosmetics and personal care segments.

About Visant Corporation

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetic sampling, and educational and trade publishing segments. For more information on Visant, please see www.visant.net.

Use of Forward-Looking Statements:

This news release may contain “forward-looking statements” as defined in the United States Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in Visant Corporation’s filings with the Securities and Exchange Commission available through www.visant.net. Visant Corporation disclaims any obligation to update or revise any forward-looking statements.